UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32968 (Commission File Number)	54-2053718 (I.R.S. Employer Identification No.)

999 Waterside Drive, Suite 200 Norfolk, Virginia (Address of principal executive offices)	23510 (Zip Code)

Registrant’s telephone number, including area code: (757) 217-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD.

On December 31, 2008, Hampton Roads Bankshares, Inc. (the “Company”) issued a press release announcing the closing of its previously announced merger with Gateway Financial Holdings, Inc. A copy of the press release is attached as Exhibit. 99.1.

On December 31, 2008, the Company also issued a press release announcing the issuance and sale to the United States Department of the Treasury 80,347 shares of the Company’s Fixed Rate Cumulative Preferred Stock, Series C (the “Preferred Stock”) and a 10-year warrant to purchase up to 1,325,858 shares of the Company’s common stock at an exercise price of $9.09 per share for an aggregate purchase price of $80.3 million. The shares of Preferred Stock and the warrant were issued pursuant the federal government’s TARP Capital Purchase Program. A copy of the press release is attached as Exhibit. 99.2.

The information in this report, the attached Exhibit 99.1 and the attached Exhibit 99.2 is being furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 31, 2008

99.2	Press Release dated December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: December 31, 2008	By:	/s/ Jack W. Gibson
Jack W. Gibson
Vice Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 31, 2008

99.2	Press Release dated December 31, 2008